                                                                   EXHIBIT 10.12

                                  OFFICE LEASE

                                     BETWEEN

                                 ELOQUENT, INC.

                                       AND

                     CALIFORNIA CASUALTY INDEMNITY EXCHANGE

                            DATED: NOVEMBER 19, 1996

                                  OFFICE LEASE

                                TABLE OF CONTENTS


                                                                                            PAGE
ARTICLE 1         Basic Lease Information....................................................1

        1.1    Basic Lease Information.......................................................1

        1.2    Exhibits......................................................................4

ARTICLE 2         AGREEMENT..................................................................4

ARTICLE 3         DELIVERY OF POSSESSION.....................................................4

ARTICLE 4         MONTHLY RENT...............................................................5

ARTICLE 5         OPERATING EXPENSES.........................................................5

        5.1    General.......................................................................5

        5.2    Estimated Payments............................................................7

        5.3    Annual Settlement.............................................................7

        5.4    Final Proration...............................................................8

        5.5    Other Taxes...................................................................8

        5.6    Additional Rent...............................................................8

ARTICLE 6         INSURANCE..................................................................8

        6.1    Landlord's Insurance..........................................................8

        6.2    Tenant's Insurance............................................................9

        6.3    Certain Insurance Risk........................................................9

        6.4    Forms of Policies............................................................10

        6.5    Waiver of Subrogation........................................................10

ARTICLE 7         USE.......................................................................10

ARTICLE 8         REQUIREMENTS OF LAW.......................................................10

        8.1    General......................................................................10

        8.2    Hazardous Materials..........................................................11

        8.3    Americans with Disabilities Act Compliance...................................11

ARTICLE 9         ASSIGNMENT AND SUBLETTING.................................................12

        9.1    General......................................................................12

        9.2    Submission Of Information....................................................12

        9.3    Payments to Landlord.........................................................12

        9.4    Prohibited Transfers.........................................................13

        9.5    Permitted Transfer...........................................................13

        9.6    Remedies.....................................................................13

ARTICLE 10        RULES AND REGULATIONS.....................................................13

ARTICLE 11        COMMON AREAS..............................................................14


                                       i.


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                            PAGE
ARTICLE 12        LANDLORD'S SERVICES.......................................................14

        12.1   Landlord's Repair And Maintenance............................................14

        12.2   Landlord's Other Services....................................................15

        12.3   Tenant's Costs...............................................................15

        12.4   Limitation On Liability......................................................16

ARTICLE 13        TENANT'S CARE OF THE PREMISES.............................................16

        13.1   Maintenance..................................................................16

        13.2   Energy Conservation..........................................................16

ARTICLE 14        ALTERATIONS...............................................................17

        14.1   General......................................................................17

        14.2   Free-Standing Partitions.....................................................17

        14.3   Removal......................................................................17

ARTICLE 15        MECHANICS' LIENS..........................................................18

ARTICLE 16        END OF TERM...............................................................18

ARTICLE 17        EMINENT DOMAIN............................................................19

ARTICLE 18        DAMAGE AND DESTRUCTION....................................................19

ARTICLE 19        SUBORDINATION.............................................................20

        19.1   General......................................................................21

        19.2   Attornment and Nondisturbance................................................20

ARTICLE 20        ENTRY BY LANDLORD.........................................................21

ARTICLE 21        INDEMNIFICATION, WAIVER, AND RELEASE......................................22

        21.1   Indemnification..............................................................22

        21.2   Waiver and Release...........................................................22

ARTICLE 22        SECURITY DEPOSIT..........................................................23

ARTICLE 23        QUIET ENJOYMENT...........................................................23

ARTICLE 24        EFFECT OF SALE............................................................23

ARTICLE 25        DEFAULT...................................................................23

        25.1   Events of Default............................................................23

        25.2   Landlord's Remedies..........................................................24

        25.3   Certain Damages..............................................................25

        25.4   Continuing Liability After Termination.......................................25

        25.5   Cumulative Remedies..........................................................26

        25.6   Waiver of Redemption.........................................................26


                                      ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                            PAGE
ARTICLE 26        AMENITIES.................................................................26

        26.1   Parking......................................................................26

        26.2   Health and Fitness Facility..................................................26

        26.3   Cafeteria....................................................................26

        26.4   Second Floor Reception Area..................................................26

ARTICLE 27        MISCELLANEOUS.............................................................27

        27.1   No Offer.....................................................................27

        27.2   Joint and Several Liability..................................................27

        27.3   No Construction Against Drafting Party.......................................27

        27.4   Time of the Essence..........................................................27

        27.5   No Recordation...............................................................27

        27.6   No Waiver....................................................................27

        27.7   Fair Market Rental Value.....................................................27

        27.8   Estoppel Certificates........................................................28

        27.9   Waiver of Jury Trial.........................................................29

        27.10  No Merger....................................................................29

        27.11  Holding Over.................................................................29

        27.12  Notices......................................................................29

        27.13  Severability.................................................................29

        27.14  Written Amendment Required...................................................29

        27.15  Entire Agreement.............................................................30

        27.16  Captions.....................................................................30

        27.17  Notice of Landlord's Default.................................................30

        27.18  Authority....................................................................30

        27.19  Brokers......................................................................30

        27.20  Governing Law................................................................30

        27.21  Late Payments................................................................30

        27.22  No Easements for Air or Light................................................30

        27.23  Tax Credits..................................................................31

        27.24  Relocation of the Premises...................................................31

        27.25  Financial Reports............................................................31

        27.26  Fees.........................................................................31

        27.27  Binding Effect...............................................................32


EXHIBITS A.1 through A.4:          The Premises ............................................A-1

EXHIBIT B:                         Legal Description of the Land ...........................B-1

EXHIBIT C:                         Rules and Regulations ...................................C-1

EXHIBIT D:                         Workletter ..............................................D-1

EXHIBIT E:                         Budgeted 1997 Operating Expenses ........................E-1

                                  OFFICE LEASE

        THIS OFFICE LEASE (this "Lease") dated for reference purposes only as of November 19, 1996 , is entered into by and between CALIFORNIA CASUALTY INDEMNITY EXCHANGE, a California reciprocal interinsurance exchange ("Landlord"), and ELOQUENT, INC., a Delaware corporation ("Tenant").

                                    ARTICLE 1

                             BASIC LEASE INFORMATION

        1.1 BASIC LEASE INFORMATION. In addition to the Terms that are defined elsewhere in this Lease, these Terms are used in this Lease:

               (a) PREMISES: The Premises shall be that certain space located in that portion of the Building commonly known as Suites 240, 144, 131 and 130 and as more specifically shown on Exhibit A to this Lease.

               (b) BUILDING: The Building located on the Land and which is commonly known as 2000 Alameda de las Pulgas in the City of San Mateo, County of San Mateo, California.

               (c) LAND: The land on which the building is located and which is described in Exhibit B.

               (d) RENTABLE AREA OF THE PREMISES: Approximately 17,340 useable square feet or approximately 19,942 total rentable square feet as follows:


Suite                          Rentable Size                Delivery Date
240                            5,601 SF                     1/15/97
144                            9,200 SF                     4/l/97
131                            2,128 SF                     4/l/97
130                            3,013 SF                     7/1/97

               (e) RENTABLE AREA OF THE BUILDING: 134,761 square feet.

               (f) TERM/OPTION TO EXTEND: Sixty (60) months, sixteen (16) days beginning on the Commencement Date and expiring on the Expiration Date. Tenant shall have one option to extend the Lease under the same basic terms and conditions as the original Lease except Rent, which will be adjusted to 100% of the then Fair Market Rental Rate as defined in paragraph 27.7 for comparable buildings in the San Mateo market. Tenant will provide Landlord with written notice of its intention to exercise this option no later than nine months prior to the Expiration Date.

               (g) COMMENCEMENT DATE: January 15, 1997 as to Suite 240 or upon completion of tenant improvements, whichever occurs last, and upon completion of tenant improvements as to the balance of the space (approximately April, 1997 and July, 1997). The exact commencement dates will be memorialized in a Commencement Memorandum which will be based upon the final terms and conditions of Exhibit D, Workletter.

               (h) EXPIRATION DATE: January 31, 2002.

               (i) Intentionally deleted.

               (j) MONTHLY RENT:


Months                                Rate/Sq. Ft./Month
1-12                                  $2.75 Fully Serviced
13-24                                 $2.83 Fully Serviced
25-36                                 $2.92 Fully Serviced
37-48                                 $3.01 Fully Serviced
49-60                                 $3.10 Fully Serviced


               (k) OPERATING EXPENSES BASE: Tenant is responsible for to pay its pro rata share of increases in the operating expenses and real estate taxes over the Base Year, which shall be defined as calendar tax year 1997. Tenant shall be exempt from any increases in real estate taxes associated with the sale or transfer of the Building during the initial Term.

               (l) TENANT'S SHARE: 14.8% determined by dividing the rentable area of the Premises by the rentable area of the building, multiplying the resulting quotient by 100, and rounding to the 3rd decimal place). Landlord reserves the right to reduce or increase Tenant's share at any time during the term of this Lease if the total rentable area of the building actually increases or decreases.

               (m) PARKING SPACES: Four parking stalls for each one thousand (1,000) rentable square feet leased. These stalls will be located either in the covered garage or in the surface parking area.

               (n) PARKING CHARGE: All parking is provided free of charge.

               (o) BASE YEAR: Calendar year 1997.

               (p) LANDLORD'S ADDRESS:


                      California Casualty Indemnity Exchange
                      1900-2000 Alameda de las Pulgas
                      P.O. Box M
                      San Mateo, California 94402
                      Attention: Real Estate Department, H-1

               (q) TENANT'S ADDRESS:

                      Eloquent, Inc.
                      2000 Alameda de las Pulgas, Suite 240
                      San Mateo, CA 94403-1298
                      Attn: Bruce Forgrieve

               (r) BROKER: Landlord and Tenant acknowledge that Cornish & Carey Commercial represents both Landlord and Tenant and each hereby consents to such representation.

               (s) ADDITIONAL RENT: Any amounts that this Lease requires Tenant to pay in addition to Monthly Rent.

               (t) PRIME RATE: The rate of interest from time to time announced by Bank of America NT & SA ("Bank of America"), or any successor to it, as its prime rate. If Bank of America or any successor to it ceases to announce its prime rate, the prime rate will be a comparable interest rate designated by Landlord to replace the prime rate.

               (u) STORAGE AREA: Intentionally deleted.

               (v) STORAGE RENT: Intentionally deleted.

               (w) PREPAID RENT: Upon Lease execution, Tenant shall provide to Landlord the last two months' rent, in the total amount of $123,640.40. Landlord will hold this amount in its own account and will have use of this account for its own purposes except that Landlord will apply this amount to the rent due for months 59 and 60 of the initial term. Such application will be made without limitation or offset except as provided for under this Lease. In addition, upon Lease execution, Tenant will provide to Landlord the first month's rent in the amount of $15,402.75.

               (x) EXPANSION OF PREMISES: Tenant shall have the first right of offering subject to any other tenant's rights in existence as of November 19, 1996, as to any space that becomes available during the initial Term. Notwithstanding the preceding sentence, Tenant has first priority on current Suite 154, provided Tenant notifies Landlord, in writing, on or before March 31, 1998, of its desire to expand into that space.

               (y) OTHER AMENITIES: During the Term, Tenant shall have forty
(40) free memberships in Club 2000, the Building's on-site health and fitness facility. Tenant shall have the right to buy additional memberships at the rate of $10.00 each annually.

                      Tenant will have use of second floor reception area and reception desk as often as needed. Tenant shall also have the right to use the cafeteria in common with other tenants.

               (z) SIGNAGE: Landlord will, at its sole cost, provide standard Building signage in the main lobby, common hallways and the entrance to the Premises.


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
               (aa) TENANT IMPROVEMENTS: Landlord and Tenant will work towards a mutually agreeable floor plan and Workletter for the Tenant improvements described in greater detail in the Workletter that is attached as Exhibit D, and incorporated herein by this reference. Landlord will provide $10.00 per useable square foot for Tenant's interior improvements to all leased spaces. Tenant is responsible for all permit fees, architect and engineering costs, ADA and Code compliance, and all construction costs related to the Tenant Improvements. To facilitate the Tenant Improvements, Tenant agrees to use the Landlord's architect. Landlord will solicit bids from at least three contractors to perform the Tenant Improvements, subject to Tenant's sole right to approve the contractor that will perform the work. Landlord will engage and pay contractor up to the amount of the allowance, and will bill Tenant for amounts exceeding the allowance, as described in greater detail in the Workletter.

        If any other provision of this Lease contradicts any definition of this Article, the other provision will prevail.

        1.2 EXHIBITS: The following exhibits are attached to this Lease and are made part of this Lease:

               EXHIBITS A.1 through A.4--The Premises

                      A.1--Suite 240
                      A.2--Suite 144
                      A.3--Suite 131
                      A.4--Suite 130

               EXHIBIT B--Legal Description of the Land

               EXHIBIT C--Rules and Regulations

               EXHIBIT D--Workletter

               EXHIBIT E--Budgeted 1997 Operating Expenses

                                   ARTICLE 2

                                    AGREEMENT

        Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, according to this Lease. The duration of this Lease will be the Term. The Term will commence on the Commencement Date and will expire on the Expiration Date.

                                   ARTICLE 3

                             DELIVERY OF POSSESSION

        Landlord will be deemed to have delivered possession of the Premises to Tenant on the Commencement Date. If no Workletter is attached to this Lease, it will be deemed that Landlord delivered to Tenant possession of the Premises as is in its present condition on the Commencement Date. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any Tenant improvements to the Premises except as expressly provided in this Lease. If for any reason beyond Landlord's control, Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease will not be void or voidable, and Landlord will not be liable to Tenant for any resultant loss or damage. (Operation of leases, agreements, etc. by and between Landlord and Tenant is deemed to be within Landlord's control.)

                                   ARTICLE 4

                                  MONTHLY RENT

        Throughout the Term of this Lease, Tenant will pay Monthly Rent to Landlord as rent for the Premises. Monthly Rent will be paid in advance on or before the first day of each calendar month of the Term. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Monthly Rent will be appropriately prorated by Landlord based on the actual number of calendar days in such month. If the Term commences on a day other than the first day of a calendar month, then the prorated. Monthly Rent for such month will be paid on or before the first day of the Term. Monthly Rent will be paid to Landlord, without written notice or demand, and without deduction or offset, in lawful money of the United States of America at Landlord's address, or to such other address as Landlord may from time to time designate in writing.

                                   ARTICLE 5

                               OPERATING EXPENSES

        5.1 GENERAL.

               (a) In addition to Monthly Rent, beginning on the Commencement Date Tenant will pay Tenant's share of the amount by which the operating expenses paid, payable, or incurred by Landlord in each calendar year or partial calendar year during the Term exceeds the product of the operating expenses base times the rentable area of the building. If operating expenses are calculated for a partial calendar year, the operating expenses base will be appropriately prorated.

               (b) As used in this Lease, the term "Operating Expenses" means:

                      (1) All reasonable costs of management, operation, and maintenance of the project, including without limitation real and personal property taxes and assessments (and any tax levied in whole or in part in lieu of or in addition to real property taxes) notwithstanding the foregoing, Tenant shall not be liable for any property tax increases as set forth in 1.1(k); wages, salaries, and compensation of employees; consulting, accounting, legal, janitorial, maintenance, guard, and other services; management fees and costs (charged by Landlord, any affiliate of Landlord, or any other entity managing the project and determined at a rate consistent with prevailing market rates for comparable services and projects); reasonable reserves for operating expenses; that part of office rent or rental value of space in the project used or furnished by Landlord to enhance, manage, operate, and maintain the project; power, water, waste disposal, and other utilities; materials and supplies; maintenance and repairs; insurance obtained with respect to the project; depreciation on personal property and equipment, except as set forth in

(c) below or which is or should be capitalized on the books of Landlord; and any other costs, charges, and expenses that under generally accepted accounting principles would be regarded as management, maintenance, and operating expenses; and

                      (2) The cost (amortized over such period as Landlord will reasonably determine) together with interest at the greater of the prime rate prevailing plus 2% or Landlord's borrowing rate for such capital improvements plus 2% on the unamortized balance of any capital improvements that are made to the project by Landlord (i) for the purpose of reducing operating expenses, or
(ii) after the Lease date and by requirement of any governmental law or regulation that was not applicable to the project at the time it was constructed and not as a result of special requirements for an Tenant's use of the building.

               (c) The operating expenses will not include:

                      (1) depreciation on the project (other than depreciation on personal property, equipment, window coverings on exterior windows provided by Landlord and carpeting in public corridors and common areas);

                      (2) costs of alterations of space or other improvements made for other tenants of the project;

                      (3) finders' fees and real estate brokers' commissions;

                      (4) ground Lease payments, mortgage principal, or interest;

                      (5) capital items other than those referred to in clause
(b)(2) above;

                      (6) costs of replacements to personal property and equipment for which depreciation costs are included as an operating expense;

                      (7) costs of excess or additional services provided to any Tenant in the building that are directly billed to such Tenants;

                      (8) the cost of repairs due to casualty or condemnation that are reimbursed by third parties;

                      (9) any cost due to Landlord's breach of this Lease;

                      (10) any income, estate, inheritance, or other transfer tax and any excess profit, franchise, or similar taxes on Landlord's business;

                      (11) all costs, including legal fees, relating to activities for the solicitation and execution of Leases of space in the building; and

                      (12) any legal fees incurred by Landlord in enforcing its rights under other leases for premises in the building.

               (d) The operating expenses that vary with occupancy and that are attributable to any part of the Term in which less than 95% of the rentable area of the building is occupied by Tenants will be adjusted by Landlord to the amount that Landlord reasonably believes they would have been if 95% of the rentable area of the building had been so occupied.

               (e) Tenant acknowledges that Landlord has not made any representation or given Tenant any assurances that the operating, expenses base will equal or approximate the actual operating expenses per square foot of rentable area of the Premises for any calendar year during the Term other than the Base Year.

        5.2 ESTIMATED PAYMENTS. During each calendar year or partial calendar year in the Term, in addition to Monthly Rent, Tenant will pay to Landlord on the first day of each month an amount equal to 1/12 of the product of Tenant's share multiplied by the "estimated operating expenses" (defined below) for such calendar year. "Estimated operating expenses" for any calendar year means Landlord's reasonable estimate of operating expenses for such calendar year, less the product of the operating expenses base, multiplied by the rentable area of the building and will be subject to revision according to the further provisions of this Section 5.2 and Section 5.3. During any partial calendar year during the Term, estimated operating expenses will be estimated on a full-year basis. During each December during the Term, or as soon after each December as practicable, Landlord will give Tenant written notice of estimated operating expenses for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year (or each month of the Term, if a partial calendar year), Tenant will pay to Landlord 1/12 of the product of Tenant's share multiplied by the estimated operating expenses for such calendar year; however, if such written notice is not given in December, Tenant will continue to make monthly payments on the basis of the prior year's estimated operating expenses until the month after such written notice is given, at which time Tenant will commence making monthly payments based upon the revised estimated operating expenses. In the month Tenant first makes a payment based upon the revised estimated operating expenses, Tenant will pay to Landlord for each month which has elapsed since December the difference between the amount payable based upon the revised estimated operating expenses and the amount payable based upon the prior year's estimated operating expenses. If at any time or times it reasonably appears to Landlord that the actual operating expenses for any calendar year will vary from the estimated operating expenses for such calendar year, Landlord may, by written notice to Tenant, revise the estimated operating expenses for such calendar year, and subsequent payments by Tenant in such calendar year will be based upon such revised estimated operating expenses.

        5.3 ANNUAL SETTLEMENT. Within 120 days after the end of each calendar year or as soon after such 120-day period as practicable, Landlord will deliver to Tenant a statement of amounts payable under Section 5.1 for such calendar year prepared and certified by Landlord. Such certified statement will be final and binding upon Landlord and Tenant unless Tenant objects to it in writing to Landlord within thirty (30) days after it is given to Tenant. If such statement shows an amount owing by Tenant that is less than the estimated payments previously made by Tenant for such calendar year, the excess will be held by Landlord and credited against the next payment of rent; however, if the Term has ended and Tenant was not in default at its end, Landlord will refund the excess to Tenant. If such statement shows an amount owing by Tenant that is more than the estimated payments previously made by Tenant for such calendar year, Tenant will pay the deficiency to Landlord within 30 days after the delivery of such statement. Tenant may review Landlord's records of the operating expenses, at Tenant's sole cost and expense, at the place Landlord normally maintains such records during Landlord's normal business hours upon reasonable advance written notice.

        5.4 FINAL PRORATION. If this Lease ends on a day other than the last day of a calendar year, the amount of increase (if any) in the operating expenses payable by Tenant applicable to the calendar year in which this Lease ends will be calculated on the basis of the number of days of the Term falling within such calendar year, and Tenant's obligation to pay any increase or Landlord's obligation to refund any overage will survive the expiration or other Termination of this Lease.

        5.5 OTHER TAXES.

               (a) Tenant will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than as set forth in subparagraph (b) below), whether or not now customary or within the contemplation of Landlord and Tenant:

                      (1) upon or measured by rent, including without limitation, any gross revenue tax, excise tax, or value added tax levied by the federal government or any other governmental body with respect to the receipt of rent; and

                      (2) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

               (b) Tenant will not be obligated to pay any inheritance tax, gift tax, transfer tax, franchise tax, income tax (based on net income), profit tax, or capital levy imposed upon Landlord.

               (c) Tenant will pay promptly when due all personal property taxes on Tenant's personal property in the Premises and any other taxes payable by Tenant that if not paid might give rise to a lien on the Premises or Tenant's interest in the Premises.

               (d) Notwithstanding the foregoing, Tenant shall not be responsible for any gross receipts tax.

        5.6 ADDITIONAL RENT. Amounts payable by Tenant according to this Article 5 will be payable as rent, without deduction or offset. If Tenant fails to pay any amounts due according to this Article 5, Landlord will have all the rights and remedies available to it on account of Tenant's failure to pay rent.

                                   ARTICLE 6

                                    INSURANCE

        6.1 LANDLORD'S INSURANCE. At all times during the Term, Landlord will carry and maintain:

               (a) Basic causes of loss (fire and extended coverage) insurance covering the Building, its equipment, common area furnishings, and Leasehold improvements in the Premises to the extent of the Tenant finish allowance (as that Term is defined in the Workletter);

               (b) Bodily injury and property damage liability insurance; and

               (c) Such other insurance as Landlord reasonably determines from time to time.

               (d) Automobile liability insurance with limits not less than $1,000,000.

        The insurance coverages and amounts in this Section 6.1 will be reasonably determined by Landlord, based on coverages carried by prudent owners of comparable buildings in the vicinity of the project.

        6.2 TENANT'S INSURANCE. At all times during the Term, Tenant will carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to
Landlord:

               (a) Commercial General Liability "occurrence form," or equivalent, covering the Premises and operations of the Tenant, including personal injury and contractual liability, with combined single limit for bodily injury and property damage of not less than $1,000,000 per occurrence, $1,000,000 annual aggregate, naming Landlord, its agents and employees, and any others specified from time to time by Landlord, as Additional insured under such Policy. Such policy will be primary insurance, and any similar insurance which may be purchased by the Landlord shall be excess of Tenant's policy, and not contributory therewith.

               (b) Insurance covering all of Tenant's furniture and fixtures, machinery, equipment, stock, and any other personal property owned or used in Tenant's business and found in, on, or about the project, and any Leasehold improvements to the Premises in excess of the allowance, if any, provided pursuant to the Workletter, if any, in an amount not less than the full replacement value, against Basic Form Causes of Loss (fire and extended coverage). All policy proceeds will be used for the repair of replacement of the damaged or destroyed property; however if this Lease terminates pursuant to the provisions of Article 18, Tenant will be entitled to any proceeds resulting from damage to Tenant's furniture and fixtures, machinery, equipment, stock and other personal property.

               (c) Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the Workers' Compensation laws of the state of California, including Employer's Liability insurance with a limit of not less than $1,000,000.

               (d) If Tenant operates owned, hired, or nonowned vehicles on the project, Automobile Liability insurance with limits not less than $1,000,000.

        6.3 CERTAIN INSURANCE RISK. Tenant will not do or permit to be done any act or thing upon the Premises or the Building which would:

               (a) jeopardize or be in conflict with fire insurance policies covering the Building, and personal property in the Building;

               (b) increase the rate of fire insurance applicable to the Building to an amount higher than it would otherwise be for general office use; or

               (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises or in the Building.

        6.4 Forms of Policies. Certificates of insurance, providing for ten (10) days advance notice of cancellation, together with copies of the endorsements, when applicable, naming Landlord and any others specified by Landlord as additional insured on General Liability, will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least 10 days prior to the expiration of the Term of each such policy. Such policies shall be placed with an insurer licensed by the State of California with an A.M. Best's Rating of not less than B+:V.

        6.5 Waiver of Subrogation. Landlord and Tenant each waive any and all rights to recover against the other, and against the officers, directors, shareholders or employees of such parties, for any loss or damage to such waiving party arising from any cause covered by any property insurance carried by such party.

                                   ARTICLE 7

                                       USE

        The Premises will be used only for software research and development, general business office purposes and purposes incidental to that use, and for no other purpose. Tenant will use the Premises in a careful, safe, and proper manner. Tenant will not use or permit the Premises to be used or occupied for any purpose or in any manner prohibited by any applicable law, rule, regulation or deed covenant, conditions and restrictions concerning the Premises, including without limitation the obligation at Tenant's cost to alter, maintain, or restore the Premises in compliance and conformity with all laws relating to the condition, use or occupancy of the Premises. Tenant will not commit waste or suffer or permit waste to be committed in, on, or about the Premises. Tenant will conduct its business and control its employees, agents, and invitees in such a manner as not to create any nuisance or interfere with, annoy, or disturb any other Tenant or occupant of the project or Landlord in its operation of the project.

                                   ARTICLE 8

                               REQUIREMENTS OF LAW

        8.1 General. At its sole cost and expense, Tenant will promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or in force after the Lease date, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as with the provisions of all recorded documents affecting the Premises, insofar as they relate to the condition, use, or occupancy of the Premises, excluding requirements of structural changes to the Premises or the building, unless required by the unique nature of Tenant's use or occupancy of the Premises.

        8.2 Hazardous Materials.

               (a) "Hazardous substance" shall mean the substances included or which hereafter may be included with the definitions of the terms "hazardous substance" and "hazardous material" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801 et seq., and to regulations promulgated under those various statutes as amended, and petroleum. "Hazardous waste" shall mean any waste listed as or meeting the identified characteristics of a "hazardous waste" under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., and regulations promulgated thereunder, collectively "RCRA," as amended. Also, any other federal, state, or local statute law, ordinance, code, rule, regulation, order to decree regulating relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, with all other federal, state, or local statutes, laws, ordinances, codes, rules, regulations, order or decree described in this paragraph 8.2(a), "Hazardous Materials Laws").

               (b) Tenant will not cause or permit the storage, use, generation, or disposition of any hazardous materials in, on, or about the Premises or the project by Tenant, its agents, employees, or contractors. Tenant will not permit the Premises to be used or operated in a manner that may cause the Premises or the project to be contaminated by any hazardous materials in violation of any Hazardous Materials Laws. Tenant will immediately advise Landlord in writing of
(1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Hazardous Materials Laws relating to any hazardous materials affecting the Premises; and (2) all claims made or threatened by any third party against Tenant, Landlord, or the Premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any hazardous materials on or about the Premises. Without Landlord's prior written consent, Tenant will not take any remedial action or enter into any agreements or settlements in response to the presence of any hazardous materials in, on, or about the Premises.

               (c) Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents, and employees harmless from and against all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's breach of its obligations in this Article
8. Tenant will be solely responsible for and will defend, indemnify, and hold Landlord, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup, and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the project to their condition existing prior to the appearance of Tenant's hazardous materials on the Premises. Tenant's obligations under this Article 8 will survive the expiration or other Termination of this Lease.

        8.3 Americans With Disabilities Act Compliance.

               (a) Landlord represents and warrants that the Building and the Premises comply with the Americans with Disabilities Act (42 USC Sections 12101-12213) (the "Act") and the laws and regulations promulgated pursuant thereto as of the date of this Lease. Tenant is responsible for all ADA compliance related to the Premises.

               (b) Landlord shall indemnify and hold harmless Tenant for any damages, fines, penalties, legal fees or costs of suit that are incurred, awarded or assessed against Tenant as a result of violations of the Act or laws and regulations promulgated thereto relating to the ownership maintenance or operation of the Project.

               (c) Tenant shall indemnify and hold harmless Landlord for any damages, fines, penalties, legal fees or costs of suit that are incurred, awarded or assessed against Landlord as a result of violations of the Act or laws and regulations promulgated pursuant thereto relating to Tenant's use, maintenance or operation of the Premises.

                                   ARTICLE 9

                            ASSIGNMENT AND SUBLETTING

        9.1 General. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors, and assigns, covenants that it will not assign, mortgage, or encumber this Lease, nor sublease, nor permit the Premises or any part of the Premises to be used or occupied by others, without the prior written consent of Landlord in each and every instance, which consent will not be unreasonably withheld or delayed. Any assignment or sublease in violation of this Article 9 will be void. If this Lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to rent. No assignment, sublease, occupancy, or collection will be deemed (a) a waiver of the provisions of this Section 9.1; (b) the acceptance of the assignee, subtenant, or occupant as Tenant; or (c) a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. The consent by Landlord to an assignment or sublease will not be construed to relieve Tenant from obtaining Landlord's prior written consent in writing to any further assignment or sublease. No permitted subtenant may assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without Landlord's prior written consent in each instance.

        9.2 Submission of Information. If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant will submit in writing to Landlord
(a) the name and address of the proposed assignee or subtenant; (b) the business Terms of the proposed assignment or sublease; (c) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space;
(d) banking, financial, or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; and (e) the proposed form of assignment or sublease for Landlord's reasonable approval.

        9.3 Payments to Landlord. If Landlord consents to a proposed assignment or sublease, then Landlord will have the right to require Tenant to pay to Landlord a sum equal to (a) 50% of any rent or other consideration paid to Tenant by any proposed transferee that (after deducting the costs of Tenant, if any, in effecting the assignment or sublease, including reasonable alterations costs, commissions and legal fees) is in excess of the rent allocable to the transferred space then being paid by Tenant to Landlord pursuant to this Lease;
(b) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such sublease or assignment; and (c) Landlord's reasonable attorneys' fees and costs incurred in connection with negotiation, review, and processing of the transfer. All such sums payable will be payable to Landlord at the time the next payment of Monthly Rent is due.

        9.4 Prohibited Transfers. The transfer of a majority of the issued and outstanding capital stock of any corporate Tenant or subtenant of this Lease, or a majority of the total interest in any partnership Tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, will be deemed an assignment of this Lease or of such sublease requiring Landlord's consent in each instance. For purposes of this
Article 9, the transfer of outstanding capital stock of any corporate Tenant will not include any sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, effected through the "over-the-counter market" or through any recognized stock exchange.

        9.5 Permitted Transfer. Landlord consents to an assignment of this Lease or sublease of all or part of the Premises to a wholly-owned subsidiary of Tenant or the parent of Tenant or to any corporation into or with which Tenant may be merged or consolidated; provided that Tenant promptly provides Landlord with a fully executed copy of such assignment or sublease and that Tenant is not released from liability under the Lease.

        9.6 Remedies. If Tenant believes that Landlord has unreasonably withheld its consent pursuant to this Article 9, Tenant's sole remedy will be to seek a declaratory judgment that Landlord has unreasonably withheld its consent or an order of specific performance or mandatory injunction of the Landlord's agreement to give its consent; however, Tenant may recover damages if a court of competent jurisdiction determines that Landlord has acted arbitrarily and capriciously in evaluating the proposed assignee's or subtenant's creditworthiness, identity, and business character and the proposed use and lawfulness of the use.

                                   ARTICLE 10

                              RULES AND REGULATIONS

        Tenant and its employees, agents, licensees, and visitors will at all times observe faithfully, and comply strictly with, the rules and regulations set forth in Exhibit C. Landlord may from time to time reasonably amend, delete, or modify existing rules and regulations, or adopt reasonable new rules and regulations for the use, safety, cleanliness, and care of the Premises, the building, and the project, and the comfort, quiet, and convenience of occupants of the project. Modifications or additions to the rules and regulations will be effective upon thirty (30) days' prior written notice to Tenant from Landlord. In the event of any breach of any rules or regulations or any amendments or additions to such rules and regulations, Landlord will have all remedies that this Lease provides for default by Tenant, and will in addition have any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. Landlord will not be liable to Tenant for violation of such rules and regulations by any other Tenant, its employees, agents, visitors, or licensees or any other person. In the event of any conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease will govern.

                                   ARTICLE 11

                                  COMMON AREAS

        As used in this Lease, the Term "common areas" means, without limitation, the hallways, entryways, stairs, elevators, driveways, walkways, terraces, docks, loading areas, restrooms, trash facilities, and all other areas and facilities in the project that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with Landlord and other Tenants of the project and their respective employees, invitees, licensees, or other visitors. Landlord grants Tenant, its employees, invitees, licensees, and other visitors a nonexclusive license for the Term to use the common areas in common with others entitled to use the common areas, subject to the Terms and conditions of this Lease. Without advance written notice to Tenant, except with respect to matters covered by subsection (a) below, and without any liability to Tenant in any respect, provided Landlord will take no action permitted under this Article 11 in such a manner as to materially impair or adversely affect Tenant's substantial benefit and enjoyment of the Premises, Landlord will have the right to:

               (a) Close off any of the common areas to whatever extent required in the opinion of Landlord and its counsel to prevent a dedication of any of the common areas or the accrual of any rights by any person or the public to the common areas;

               (b) Temporarily close any of the common areas for maintenance, alteration, or improvement purposes; and

               (c) Change the size, use, shape, or nature of any such common areas, including erecting additional buildings on the common areas, expanding the existing building or other buildings to cover a portion of the common areas, converting common areas to a portion of the building or other buildings, or converting any portion of the building (excluding the Premises) or other buildings to common areas. Upon erection of any additional buildings or change in common areas, the portion of the project upon which buildings or structures have been erected will no longer be deemed to be a part of the common areas. In the event of any such changes in the size or use of the building or common areas of the building or project, Landlord will make an appropriate adjustment in the rentable area of the building or the building's pro rata share of exterior common areas of the project, as appropriate, and a corresponding adjustment to Tenant's share of the operating expenses payable pursuant to Article 5 of this Lease.

                                   ARTICLE 12

                               LANDLORD'S SERVICES

        12.1 Landlord's Repair and Maintenance. Landlord will maintain, repair and restore the common areas of the project, including lobbies, stairs, elevators, corridors, and restrooms, the windows in the building, the mechanical, plumbing and electrical equipment serving the building, and the structure of the building in reasonably good order and condition.

        12.2 Landlord's Other Services.

               (a) Landlord will furnish the Premises with those services customarily provided in comparable office buildings in the vicinity of the project, including without limitation (1) electricity for lighting and the operation of low-wattage office machines (such as desktop micro-computers, desktop calculators, and typewriters) during, business hours (as that Term is defined below), although Landlord will not be obligated to furnish more power to the Premises than is proportionally allocated to the Premises under the building design; (2) heat and air conditioning reasonably required for the comfortable occupation of the Premises during business hours; (3) access and elevator service; (4) lighting replacement during business hours (for building standard lights, but not for any special Tenant lights, which will be replaced at Tenant's sole cost and expense); (5) restroom supplies; (6) window washing with reasonable frequency, as determined by Landlord; and (7) daily cleaning service on weekdays. Landlord may provide, but will not be obligated to provide, any such services (except access and elevator service) on holidays or weekends.

               (b) Tenant will have access to the premise at all times. Tenant will have the right to purchase for use during business hours and non-business hours the services described in clauses (a)(1) and (2) in excess of the amounts Landlord has agreed to furnish so long as (1) Tenant gives Landlord reasonable prior written notice of its desire to do so; (2) the excess services are reasonably available to Landlord and to the Premises; and (3) Tenant pays as additional rent (at the time the next payment of monthly Rent is due) the cost of such excess service from time to time charged by Landlord; subject to the procedures established by Landlord from time to time for providing such additional or excess services.

               (c) The Term "business hours" means 7:00 a.m. - 7:00 p.m. on Monday through Friday, except holidays (as that Term is defined below), and 9:00 a.m. - 3:00 p.m. on Saturdays and Sundays, except holidays. The Term "holidays" means New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. Landlord shall be entitled to charge Tenant for any services for hours in excess of the standard business hours as defined in the first sentence of this paragraph.

               (d) Landlord shall cause to have telecommunications cable installed and maintained from the minimum point of entry, within the Building, and to the point of interconnection with Tenant's proprietary telecommunications systems.

        12.3 Tenant's Costs. Whenever equipment or lighting (other than building standard lights) is used in the Premises by Tenant and such equipment or lighting affects the temperature otherwise normally maintained by the design of the building's air conditioning system, Landlord will have the right, after prior written notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises; and the cost of such facilities, modifications, and additional service will be paid by Tenant as additional rent. If Landlord reasonably believes that Tenant is using more power than Landlord furnishes pursuant to Section 12.2, Landlord may install separate meters of Tenant's power usage, and Tenant will pay for the actual cost of such excess power as additional rent, together with the cost of installing any risers, meters, or other facilities that may be necessary to furnish or measure such excess power to the Premises.

        12.4 Limitation on Liability. Landlord will not be in default under this Lease or be liable to Tenant or any other person for direct or consequential damage, or otherwise, for any failure to supply any heat, air conditioning, elevator, cleaning, lighting, security; for surges or interruptions of electricity; or for other services Landlord has agreed to supply (including, but not limited to, the proper and continuous functioning of the telecommunications cable noted in paragraph 12.2(d), above) during any period when Landlord uses reasonable diligence to supply such services. Landlord will use reasonable efforts to diligently remedy any interruption in the furnishing of such services. Landlord reserves the right temporarily to discontinue such services at such times as may be necessary by reason of accident; repairs, alterations or improvements; strikes; lockouts; riots; acts of God; earthquakes; governmental preemption in connection with a national or local emergency; any rule, order, or regulation of any governmental agency; conditions of supply and demand that make any product unavailable; Landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of Tenant; or any other happening beyond tile control of Landlord. Landlord will not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the building or project of any person. In the event of invasion, mob, riot, public excitement, strikes, lockouts, or other circumstances rendering such action advisable in Landlord's sole opinion, Landlord will have the right to prevent access to the building or project during the continuance of the same by such means as Landlord, in its sole discretion, may deem appropriate, including without limitation locking doors and closing parking areas and other common areas. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 12, nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations under this Lease.

                                   ARTICLE 13

                          TENANT'S CARE OF THE PREMISES

        13.1 Maintenance. Tenant will maintain the Premises (including Tenant's equipment, personal property, and trade fixtures located in the Premises) in their condition at the time they were delivered to Tenant, reasonable wear and tear excluded. Tenant will immediately advise Landlord of any damage to the Premises or the project. All damage or injury to the Premises, the project, or the fixtures, appurtenances, and equipment in the Premises or the project that is caused by Tenant, its agents, employees, or invitees may be repaired, restored, or replaced by Landlord, at the expense of Tenant. Such expense (plus 5% of such expense for Landlord's overhead) will be collectible as additional rent and will be paid by Tenant within 10 days after delivery of a statement for such expense.

        13.2 Energy Conservation. Tenant will cooperate with any reasonable energy conservation plan for the Building. Tenant agrees to maintain the window shades down and adjusted in such a manner s o as to curtail the admission of direct sunlight into the Premises. Notwithstanding the foregoing, in no event shall Tenant be obligated to adjust the window shades in such a manner as to deprive Tenant from the enjoyment of the view from the window.

                                   ARTICLE 14

                                   ALTERATIONS

        14.1 General.

               (a) Except for the Tenant Improvements described in Article 1.1(z) and the Workletter, during the Term, Tenant will not make or allow to be made any alterations, additions, or improvements to or of the Premises or any part of the Premises, or attach any fixtures or equipment to the Premises, except artwork, interior signage and normal communications equipment, without first obtaining Landlord's written consent. All such alterations, additions, and improvements consented to by Landlord, and capital improvements that are required to be made to the project as a result of the nature of Tenant's use of the Premises:

                      (1) Will be performed by contractors approved by Landlord and subject to conditions specified by Landlord (which may include requiring the posting of a mechanic's or materialmen's lien bond); and

                      (2) At Landlord's option, will be made by Landlord for Tenant's account, and Tenant will reimburse Landlord for their cost (including 5% for Landlord's overhead) within ten (10) days after receipt of a statement of such cost.

               (b) Subject to Tenant's rights in Article 16, all alterations, additions, fixtures, and improvements, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord, will immediately become Landlord's property and at the end of the Term will remain on the Premises without compensation to Tenant, unless when consenting to such alterations, additions, fixtures, or improvements, Landlord has advised Tenant in writing that such alterations, additions, fixtures, or improvements must be removed at the expiration or other Termination of this Lease.

        14.2 Free-Standing Partitions. Tenant will have the right to install free-standing, work station partitions, without Landlord's prior written consent, so long as no building or other governmental permit is required for their installation or relocation; however, if a permit is required, Landlord will not unreasonably withhold its consent to such relocation or installation. The free-standing work station partitions for which Tenant pays will be part of Tenant's trade fixtures for all purposes under this Lease. All other partitions installed in the Premises are and will be Landlord's property for all purposes under this Lease.

        14.3 Removal. If Landlord has required Tenant to remove any or all alterations, additions, fixtures, and improvements that are made in or upon the Premises pursuant to this Article 14 prior to the Expiration Date, Tenant will remove such alterations, additions, fixtures, and improvements at Tenant's sole cost and will restore the Premises to the condition in which they were before such alterations, additions, fixtures, improvements, and additions were made, reasonable wear and tear excepted.

                                   ARTICLE 15

                                MECHANICS' LIENS

        Tenant will pay or cause to be paid all costs and charges for work (a) done by Tenant or caused to be done by Tenant, in or to the Premises, and (b) for all materials furnished for or in connection with such work. Tenant will indemnify Landlord against and hold Landlord, the Premises, and the project free, clear, and harmless of and from all mechanics' liens and claims of liens, and all other liabilities, liens, claims, and demands on account of such work by or on behalf of Tenant, other than work performed by Landlord pursuant to the Workletter. If any such lien, at any time, is filed against the Premises or any part of the project, Tenant will cause such lien to be discharged of record within ten (10) days after the filing of such lien, except that if Tenant desires to contest such lien, it will furnish Landlord, within such 10-day period, security reasonably satisfactory to Landlord of at least 150% of the amount of the claim, plus estimated costs and interest, or comply with such statutory procedures as may be available to release the lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant will pay and satisfy the same at once. If Tenant fails to pay any charge for which a mechanics' lien has been filed, and has not given Landlord security as described above, or has not complied with such statutory procedures as may be available to release the lien, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such lien, will be immediately due from Tenant to Landlord as additional rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord's interest in the project to liability under any mechanics' or other lien law. If Tenant receives written notice that a lien has been or is about to be filed against the Premises or the project, or that any action affecting title to the project has been commenced on account of work done by or for or materials furnished to or for Tenant, it will immediately give Landlord written notice of such notice. At least fifteen (15) days prior to the commencement of any work (including but not limited to any maintenance, repairs, alterations, additions, improvements, or installations) in or to the Premises, by or for Tenant, Tenant will give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Landlord will have the right to post notices of nonresponsibility or similar written notices on the Premises in order to protect the Premises against any such liens.

                                   ARTICLE 16

                                   END OF TERM

        At the end of this Lease, Tenant will promptly quit and surrender the Premises broom-clean, in good order and repair, ordinary wear and tear excepted. If Tenant is not then in default, Tenant may remove from the Premises any trade fixtures, equipment, and movable furniture placed in the Premises by Tenant, whether or not such trade fixtures or equipment are fastened to the building; Tenant will not remove any trade fixtures or equipment without Landlord's prior written consent if such fixtures or equipment are used in the operation of the building, or if the removal of such fixtures or equipment will result in impairing the structural strength of the building. Whether or not Tenant is in default, Tenant will remove such alterations, additions, improvements, trade fixtures, equipment, and furniture as Landlord has requested in accordance with
Article 14. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions, and improvements on the Premises after the end of the Term will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without written notice to Tenant or any other person and without obligation to account for them. Tenant will pay Landlord for all expenses incurred in connection with the removal of such property, including but not limited to the cost of repairing any damage to the building or Premises caused by the removal of such property. Tenant's obligation to observe and perform this covenant will survive the expiration or other Termination of this Lease.

                                   ARTICLE 17

                                 EMINENT DOMAIN

        If all of the Premises are taken by exercise of the power of eminent domain (or conveyed by Landlord in lieu of such exercise) this Lease will Terminate on a date (the "Termination date") which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. If more than 25% of the rentable area of the Premises is so taken, Tenant will have the right to cancel this Lease by written notice to Landlord given within twenty
(20) days after the Termination date. If less than 25% of the rentable area of the Premises is so taken, or if the Tenant does not cancel this Lease according to the preceding sentence, the Monthly Rent will be abated in the proportion of the rentable area e Premises so taken to the rentable area of the Premises immediately before such taking, and Tenant's share will be appropriately recalculated. If 25% or more of the building or the project is so taken, Landlord may cancel this Lease by written notice to Tenant given within 30 days after the Termination date. In the event of any such taking, the entire award will be paid to Landlord and Tenant will have no right or claim to any part of such award; however, Tenant will have the right to assert a claim against the condemning authority in a separate action, so long as Landlord's award is not otherwise reduced, for Tenant's moving expenses and Leasehold improvements owned by Tenant.

                                   ARTICLE 18

                             DAMAGE AND DESTRUCTION

               (a) If the Premises or the building are damaged by fire or other insured casualty, Landlord will give Tenant written notice of the time which will be needed to repair such damage, as determined by Landlord in its reasonable discretion, and the election (if any) which Landlord has made according to this Article 18. Such notice will be given before the 30th day (the "notice date") after the fire or other insured casualty.

               (b) If the Premises or the building are damaged by fire or other insured casualty to an extent which may be repaired within 120 days after the notice date, as reasonably determined by Landlord, Landlord will promptly begin to repair the damage after the notice date and will diligently pursue the completion of such repair. In that event this Lease will continue in full force and effect except that Monthly Rent will be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs (the "repair period") based on the proportion of the rentable area of the Premises Tenant is unable to use during the repair period.

               (c) If the Premises or the building are damaged by fire or other insured casualty to an extent that may not be repaired within 120 days after the notice date, as reasonably determined by Landlord, then (1) Landlord may cancel this Lease as of the date of such damage by written notice given to Tenant on or before the notice date or (2) Tenant may cancel this Lease as of the date of such damage by written notice given to Landlord within ten (10) days after Landlord's delivery of a written notice that the repairs cannot be made within such 120-day period. If neither Landlord nor Tenant so elects to cancel this Lease, Landlord will diligently proceed to repair the building and Premises and Monthly Rent will be abated on a pro rata basis during the repair period based on the proportion of the rentable area of the Premises Tenant is unable to use during the repair period.

               (d) Notwithstanding the provisions of subparagraphs (a), (b), and
(c) above, if the Premises or the building are damaged by uninsured casualty, or if the proceeds of insurance are insufficient to pay for the repair Of any damage to the Premises or the building, Landlord will have the option to repair such damage or cancel this Lease as of the date of such casualty by written notice to Tenant on or before the notice date.

               (e) If any such damage by fire or other casualty is the result of the willful conduct or sole negligence or failure to act of Tenant, its agents, contractors, employees, or invitees, there will be no abatement of Monthly Rent as otherwise provided for in this Article 18. Tenant will have no rights to Terminate this Lease on account of any damage to the Premises, the building, or the project, except as set forth in this Lease.

                                   ARTICLE 19

                                  SUBORDINATION

        19.1 GENERAL. This Lease and Tenant's rights under this Lease are subject and subordinate to any ground or underlying Lease, mortgage, indenture, deed of trust, or other lien encumbrance (each a "superior lien"), together with any renewals, extensions, modifications, consolidations, and replacements of such superior lien, now or after the date affecting or placed, charged, or enforced against the land, the building, or all or any portion of the project or any interest of Landlord in them or Landlord's interest in this Lease and the Leasehold estate created by this Lease (except to the extent any such instrument expressly provides that this Lease is superior to such instrument). This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Notwithstanding the foregoing, Tenant will execute, acknowledge, and deliver to Landlord, within twenty (20) days after written demand by Landlord, such documents as may be reasonably requested by Landlord or the holder of any superior lien to confirm or effect any such subordination.

        19.2 ATTORNMENT AND NONDISTURBANCE. Tenant agrees that in the event that any holder of a superior lien succeeds to Landlord's interest in the Premises, Tenant will pay to such holder all rents subsequently payable under this Lease. Further, Tenant agrees that in the event of the enforcement by the holder of a superior lien of the remedies provided for by law or by such superior lien, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of and attorn to such successor in interest without change in the Terms or provisions of this Lease. Such successor in interest will not be bound by:

               (a) Any payment of rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease;

               (b) Any amendment or modification of this Lease made without the written consent of such successor in interest (if such consent was required under the Terms of such superior lien);

               (c) Any claim against Landlord arising prior to the date on which such successor in interest succeeded to Landlord's interest; or

               (d) Any claim or offset of rent against the Landlord.

        Upon request by such successor in interest and without cost to Landlord or such successor in interest, Tenant will, within twenty (20) days after written demand, execute, acknowledge, and deliver an instrument or instruments confirming the attornment, so long as such instrument provides that such successor in interest will not disturb Tenant in its use of the Premises in accordance with this Lease.

                                   ARTICLE 20

                                ENTRY BY LANDLORD

        Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency and at reasonable hours to:

               (a) Inspect the Premises;

               (b) Exhibit the Premises to prospective purchasers, lenders, or Tenants during the last six (6) months of the Term;

               (c) Determine whether Tenant is complying, with all its obligations in this Lease;

               (d) Supply cleaning service and any other service to be provided by Landlord to Tenant according to this Lease;

               (e) Post written notices of nonresponsibility or similar notices; or

               (f) Make repairs required of Landlord under the Terms of this Lease or make repairs to any adjoining space or utility services or make repairs, alterations, or improvements to any other portion of the building; however, all such work will be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible.

        Except for damages caused by the willful negligence of the Landlord, its agents, employees, or contractors, tenant, by this Article 20, waives any claim against Landlord, its agents, employees, or contractors for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by any entry in accordance with this Article 20. Landlord will at all times have and retain a key with which to unlock all of the doors in, on, or about the Premises (excluding Tenant's vaults, safes, and similar areas designated in writing by Tenant in advance). Landlord will have the right to use any and all means Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises, provided that Landlord will promptly repair any damages caused by any forced entry. Any entry to the Premises by Landlord in accordance with this Article 20 will not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion of the Premises, nor will any such entry entitle Tenant to damages or an abatement of Monthly Rent, additional rent, or other charges that this Lease requires Tenant to pay.

                                   ARTICLE 21

                      INDEMNIFICATION, WAIVER, AND RELEASE

        21.1 Indemnification. Except for any injury or damage to persons or property on the Premises that is proximately caused by or results proximately from the sole negligence or knowingly wrongful act of Landlord, its employees, or agents, unless contradicted by other terms of this Lease, Tenant will neither hold nor attempt to hold Landlord, its employees, or agents liable for, and Tenant will indemnify and hold harmless Landlord, its employees, and agents from and against, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), liabilities, judgments, and expenses (including without limitation reasonable attorneys' fees) incurred in connection with or arising from:

               (a) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant;

               (b) any activity, work, or thing done or permitted by Tenant in or about the Premises, the building, or the project;

               (c) any breach by Tenant or its employees, agents, contractors, or invitees of this Lease; and

               (d) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, or invitees entering upon the Premises under the express or implied invitation of Tenant.

        If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim for which Tenant has indemnified Landlord, Tenant, upon written notice from Landlord, will defend the same at Tenant's expense, with counsel reasonably satisfactory to Landlord.

        21.2 Waiver and Release. Tenant, as a material part of the consideration to Landlord for this Lease, by this Section 21.2 waives and releases all claims against Landlord, its employees, and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.

                                   ARTICLE 22

                                SECURITY DEPOSIT

        Intentionally deleted.

                                   ARTICLE 23

                                 QUIET ENJOYMENT

        Landlord covenants and agrees with Tenant that so long as Tenant pays the rent and observes and performs all the Terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the Terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through, or under Landlord.

                                   ARTICLE 24

                                 EFFECT OF SALE

        A sale, conveyance, or assignment of the Building will operate to release Landlord from liability from and after the effective date of such sale, conveyance, or assignment upon all of the covenants, Terms, and conditions of this Lease, express or implied, except those liabilities that arose prior to such effective date, and, after the effective date of such sale, conveyance, or assignment, Tenant will look solely to Landlord's successor in interest in and to this Lease. This Lease will not be affected by any such sale, conveyance, or assignment, and Tenant will attorn to Landlord's successor in interest to this Lease, so long as such successor in interest assumes Landlord's obligations under the Lease from and after such effective date.

                                   ARTICLE 25

                                     DEFAULT

        25.1 Events of Default. The following events are referred to, collectively, as "events of default" or, individually, as an "event of default":

               (a) Tenant defaults in the due and punctual payment of rent, and such default continues for five (5) days after written notice from Landlord; however, Tenant will not be entitled to more than I written notice for monetary defaults during any 12-month period, and if after such written notice any rent is not paid when due, an event of default will be considered to have occurred without further notice;

               (b) Tenant vacates or abandons the Premises;

               (c) This Lease or the Premises or any part of the Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment by any creditor of Tenant or claimant against Tenant, and said attachment is not discharged or disposed of within fifteen (15) days after its levy;

               (d) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

               (e) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment; or

               (f) Tenant breaches any of the other agreements, Terms, covenants, or conditions that this Lease requires Tenant to perform, and such breach continues for a period of 30 days after written notice from Landlord to Tenant or, if such breach cannot be cured reasonably within such 30-day period, if Tenant fails to diligently commence to cure such breach within 30 days after written notice from Landlord and to complete such cure within a reasonable time thereafter.

        25.2 Landlord's Remedies. If any one or more events of default set forth in Section 25.1 occurs then Landlord has the right, at its election:

               (a) To give Tenant written notice of Landlord's intention to Terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Premises will cease and this Lease will be terminated, except as to Tenant's liability, under this Lease existing as of such termination, as if the expiration of the Term fixed in such notice were the end of the Term in which event Landlord's damages shall be calculated pursuant to Section 25.4 below.

               (b) Without further demand or notice, but in accordance with the law, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Monthly Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

               (c) Without further demand or notice to cure any event of default and to charge Tenant for the cost of effecting such cure, including without limitation reasonable attorneys' fees and interest on the amount so advanced at the rate set forth in Section 1.1(t), provided that Landlord will have no obligation to cure any such event of default of Tenant.

        Should Landlord elect to reenter as provided in subsection (b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without Terminating this Lease, relet the Premises or any part of the Premises in Landlord's or Tenant's name, but for the account of Tenant, for such Term or Terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other Terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive the rent. Landlord will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to Terminate this Lease unless a written notice of such intention is given to Tenant. No written notice from Landlord under this Section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to Terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting, to exercise its right to Terminate this Lease by giving Tenant such written notice, in which event this Lease will Terminate as specified in such notice.

        25.3 Certain Damages. In the event that Landlord does not elect to Terminate this Lease as permitted in Section 25.2(a), but on the contrary elects to take possession as provided in Section 25.2(b), Tenant will pay to Landlord Monthly Rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's reasonable expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting. If, in connection with any reletting, the new Lease. Term extends beyond the existing Term, or the Premises covered by such new Lease include other Premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses occurred in connection with such reletting, as provided in this Section will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the Term of the new Lease. Tenant will pay such rent and other sums to Landlord monthly on the day on which the Monthly Rent would have been payable under this Lease if possession had not been retaken, and Landlord will be entitled to receive such rent and other sums from Tenant on each such day.

        25.4 Continuing Liability After Termination. In the event this Lease is terminated on account of the occurrence of an event of default, Landlord will be entitled to recover against Tenant as damages for loss of the bargain and not as a penalty:

               (a) The worth at the time of award of the unpaid Rent that had been earned at the time of termination;

               (b) The worth at the time of award of the amount by which the unpaid Rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided by Landlord; and

               (c) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

        The "worth at the time of award" of the amounts referred to in clauses
(a) and (b) above is computed by adding interest at the per annum interest rate described in Section 1.1(t) on the date on which this Lease is Terminated from the date of Termination until the time of the award. The "worth at the time of award" of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, California, at the time of award plus 1%.

        25.5 Cumulative Remedies. Any suit or suits for the recovery of the amounts and damages set forth in Sections 25.3 and 25.4 may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no event of default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Lease date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Lease date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Lease date existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.

        25.6 Waiver of Redemption. Tenant waives an right of redemption arising as a result of Landlord's exercise of its remedies under this Article 25.

                                   ARTICLE 26

                                    AMENITIES

        26.1 Parking. Parking is provided free of charge. However, if during the Term of this Lease, or any extension thereof, Landlord is required to charge a fee, collect a fee, tax, or assessment for parking by virtue of any mandate by any governmental authority, Landlord agrees to give Tenant such notice as is allowed by any such mandate.

        26.2 Health and Fitness Facility.

               (a) During the Term, Tenant shall have forty (40) free memberships in Club 2000, the Building's on-site health and fitness facility. Tenant shall have the right to buy additional memberships at the rate of $10.00 each annually.

               (b) Tenant agrees that Tenant and its employees will abide by the current rules and regulations of Club 2000 and will execute any required applications, waivers and agreements as a condition for membership in Club 2000.

        26.3 Cafeteria Use. Tenant shall have the right to use the cafeteria in common with other tenants. In addition, Tenant may enter into an agreement directly with the cafeteria operator relative to the Tenant's subsidizing the cost of cafeteria services for the benefit of Tenant's employees.

        26.4 Second Floor Reception AREA. Tenant will have use of second floor reception area and reception desk as often as needed.

                                   ARTICLE 27

                                  MISCELLANEOUS

        27.1 No Offer. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until Tenant has duly executed and delivered duplicate originals to Landlord and Landlord has executed and delivered one of such originals to Tenant.

        27.2 Joint and Several Liability. If Tenant is composed of more than one signatory to this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease. The act of, written notice to, written notice from, refund to, or signature of any signatory to this Lease (including without limitation modifications of this Lease made by fewer than all such signatories) will bind every other signatory as though every other signatory had so acted, or received or given the written notice or refund, or signed.

        27.3 No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.

        27.4 Time of the Essence. Time is of the essence of each and every provision of this Lease.

        27.5 No Recordation. Tenant's recordation of this Lease or any memorandum or short form of it will be void and a default under this Lease.

        27.6 No Waiver. The waiver by Landlord of any agreement, condition, or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease, nor will any custom or practice that may grow up between the parties in the administration of the Terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the Terms of this Lease. The subsequent acceptance of rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

        27.7 Fair Market Rental Value.

               (a) The term "Fair Market Rental Value," as it relates to Monthly Rent for each Additional Term shall mean those terms being obtained at the time that Fair Market Rental Value is being determined for leases commencing generally around the first day of the ensuing Additional Term, by tenants of comparable size, quality and financial strength to Tenant, for comparable space and on comparable floors in buildings of comparable quality to the Building, in comparable locations, and for a term comparable to that being considered by Landlord and Tenant. Tenant concessions that are then generally available to tenants under prevailing market conditions shall not be included as separate items; instead, the economic value of any such tenant concessions shall be taken into consideration in setting Fair Market Rental Value.

               (b) Landlord shall notify Tenant of its good faith determination of Fair Market Rental Value within thirty (30) days of Landlord's receipt of Tenant's notice of Tenant's exercise of its Option to extend the Term. If Tenant in good faith disputes Landlord's determination of Fair Market Rental Value, and if such dispute is not resolved by negotiation between the parties within thirty
(30) days after Landlord's notice of Fair Market Rental Value is given, Fair Market Rental Value shall be as determined by appraisal pursuant to subparagraph
(c) below.

               (c) If Fair Market Rental Value is to be determined by appraisal, within twenty (20) days after the expiration of the 30-day negotiation period, Landlord and Tenant shall each appoint as an appraiser a real estate appraiser who is a member of the Appraisal Institute with at least ten (10) years of experience in appraising leasehold interests in office space in San Mateo County, and give notice of such appointment to the other party. If either Landlord or Tenant shall fail timely to appoint an appraiser, the appointed appraiser shall select the second appraiser within ten (10) days after the failure of Landlord or Tenant, as the case may be, to appoint its appraiser. Such appraisers shall, within thirty (30) days after the appointment of the last of them to be appointed, complete their determination of Fair Market Rental Value based on the standard set forth in subparagraph (a) above, and submit their appraisal reports separately and in writing to Landlord and Tenant. If the valuations vary by 5% or less from their arithmetic average, the Fair Market Rental Value shall be the arithmetic average of the two valuations. If the valuations vary by more than 5% from their arithmetic average, tile two appraisers shall, within ten (10) days after submission of the last appraisal report, appoint a third appraiser who shall be similarly qualified. If the two appraisers shall be unable to agree timely on the selection of a third appraiser then either appraiser, on behalf of both, may request Such appointment by the American Arbitration Association in San Francisco. Such appraiser shall, within thirty (30) days after his appointment, make an independent determination of Fair Market Rental Value and submit his appraisal report to Landlord and Tenant.

        27.8 Estoppel Certificates. At any time and from time to time but within 15 days after prior written request by Landlord, Tenant will execute, acknowledge, and deliver to Landlord, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification; (b) the date, if any, to which rent and other sums payable under this Lease have been paid; (c) that no written notice of any default has been delivered to Landlord which default has not been cured, except as to defaults specified in said certificate;
(d) that there is no event of default under this Lease or an event which, with notice or the passage of time, or both, would result in an event of default under this Lease, except for defaults specified in said certificate; and (e) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust of the building or any part of the project. Tenant's failure to deliver such a certificate within such time will be conclusive evidence of the matters set forth in it.

        27.9 Waiver of Jury Trial. Landlord and Tenant by this Section 27.9 waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.

        27.10 No Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the Termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, (a) Terminate all or any subleases and subtenancies or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this Section 27.10 will be exercised by written notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.

        27.11 Holding Over. Tenant will have no right to remain in possession of all or any part of the Premises after the expiration of the Term. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further Term; and (c) such tenancy may be Terminated by Landlord upon the earlier of thirty
(30) days' prior written notice or the earliest date permitted by law. In Such event, Monthly Rent will be increased to an amount equal to 125% of the Monthly Rent payable during, the last month of the Term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be Subject to every other Term, condition, and covenant contained in this Lease.

        27.12 Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this Lease must be in writing and will be deemed to have been given when personally delivered, sent by facsimile with receipt acknowledged, deposited with any nationally recognized overnight carrier that routinely issues receipts, or deposited in any depository regularly maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended at its address set forth in Section 1.1. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving ten (10) days' prior written notice of such change to the other party in the manner prescribed in this Section 27.12.

        27.13 Severability. If any provision of this Lease proves to be illegal, invalid, or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid, or unenforceable a provision will be added as a part of this Lease as similar in Terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

        27.14 Written Amendment Required. No amendment, alteration, modification of, or addition to the Lease will be valid or binding unless expressed in writing and signed by Landlord and Tenant. Tenant agrees to make any modifications of the Terms and provisions of this Lease required or requested by any lending institution providing financing for the building, or project, as the case may be, provided that no such modifications will materially adversely affect Tenant's rights and obligations under this Lease.

        27.15 Entire Agreement. This Lease, the exhibits and addenda, if any, contain the entire agreement between Landlord and Tenant. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition or the manner of operating the Premises, the building, or the project.

        27.16 Captions. The captions of the various articles and sections of this Lease are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles or sections.

        27.17 Notice of Landlord's Default. In the event of any alleged default in the obligation of Landlord under this Lease, Tenant will deliver to Landlord written notice listing the reasons for Landlord's default and Landlord will have thirty (30) days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within a 30-day period, to commence action and proceed diligently to Cure such alleged default. A copy of such notice to Landlord will be sent to any holder of a mortgage or other encumbrance on the building or project of which Tenant has been notified in writing, and any such holder will also have the same time periods to cure such alleged default.

        27.18 Authority. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document to that effect.

        27.19 Brokers. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises except the broker named in Section 1.1, if any. Each of them will indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Premises except the broker. Landlord will pay any fees or commissions due the broker.

        27.20 Governing Law. This Lease will be governed by and construed pursuant to the laws of the state of California.

        27.21 Late Payments. Any rent that is not paid when due will accrue interest at a late rate charge of the Prime Rate plus 5% per annum (but in no event in an amount in excess of the maximum rate allowed by applicable law) from the date on which it was due until the date on which it is paid in full with accrued interest.

        27.22 No Easements for Air or Light. Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the building will in no way affect this Lease or impose any liability on Landlord.

        27.23 Tax Credits. Landlord is entitled to claim all tax credits and depreciation attributable to Leasehold improvements in the Premises. Promptly after Landlord's demand, Landlord and Tenant will prepare a detailed list of the Leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord will be entitled to all credits and depreciation for those items for which Landlord has paid by means of any Tenant finish allowance or otherwise. Tenant will be entitled to any tax credits and depreciation for all items for which Tenant has paid with funds not provided by Landlord.

        27.24 Relocation of the Premises. Landlord reserves the right to relocate the Premises to substantially comparable space within the project, pursuant to this Section 27.24. The definition "comparable space" will include the elements of size, finishes and configuration as are reasonably attainable. Landlord will give Tenant a written notice of its intention to relocate the Premises, and Tenant will complete such relocation within 180 days after receipt of such written notice. If the space to which Landlord proposes to relocate Tenant is not substantially comparable to the Premises, Tenant may so notify Landlord, and if Landlord fails to offer space satisfactory to Tenant, Tenant may Terminate this Lease effective as of the 30th day after the date of Landlord's initial written notice. If Tenant does relocate within the project, then effective on the date of such relocation this Lease will be amended by deleting the description of the original Premises and substituting for it a description of such comparable space. Landlord agrees to reimburse Tenant for its actual reasonable moving costs to such other space within the project, the reasonable costs of reprinting stationery, and the costs of rewiring the new Premises for telephone and computers comparably to the original Premises.

        27.25 Financial Reports. Within fifteen (15) days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (a) to Landlord's lenders or prospective purchasers of the project, (b) in litigation between Landlord and Tenant, and (c) if required by court order.

        27.26 Fees.

               (a) Landlord's Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

               (b) Tenant's Fees. Whenever Landlord requests Tenant to take any action or give any consent required or permitted under this Lease, Landlord Will reimburse Tenant for all of Tenant's reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within ten (10) days after Tenant's delivery to Landlord of a statement of such costs. Landlord will be obligated to make such reimbursement without regard to whether Tenant consents to any such proposed action.

        27.27 Binding Effect. The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

        Landlord and Tenant have executed this Lease as of the day and year first above written.


                           CALIFORNIA CASUALTY INDEMNITY EXCHANGE, a
                           California reciprocal interinsurance exchange

                           By:    CALIFORNIA CASUALTY MANAGEMENT COMPANY

                           Its:   Attorney-in-Fact and Manager

Date: November 22, 1996    /s/ RICHARD P. MULLER
                           --------------------------------------------------
                           By:    Richard P. Muller

                           Its:   Assistant Vice President and Real Estate
                                  Manager

                           ELOQUENT, INC., a Delaware corporation

Date: November 22, 1996    /s/ BRUCE A. FORGRIEVE
                           --------------------------------------------------
                           By:    Bruce A. Forgrieve

                           Its:   Vice President of Operations and Finance

                                    EXHIBIT B

                          Legal Description of the Land

        The legal description of the 2000 Alameda de las Pulgas building is as follows:

        Parcel Two as designated on the map entitled "Parcel Map 261," which Parcel Map was filed in the office of the recorder of San Mateo County, State of California on June 5, 1984, in Book 54 of Parcel Maps at Page 67.

        See Exhibit B, page 2, for illustration of description of land.

                                    EXHIBIT C

                              RULES AND REGULATIONS

        1. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the building, any persons occupying, using, or entering the building, or any equipment, finishings, or contents of the building, and Tenant will comply with Landlord's reasonable requirements relative to such systems and procedures.

        2. The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the building will not be obstructed by any Tenants or used by any of them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, elevators, escalators, and stairways are not for the general public, and Landlord will in all cases retain the right to control and prevent access to such halls, passages, exits, entrances, elevators, and stairways of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interests of the building and its Tenants, provided that nothing contained in these rules and regulations will be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No Tenant and no employee or invitee of any Tenant will go upon the roof of the building, except such roof or portion of such roof as may be contiguous to the Premises of a particular Tenant and may be designated in writing by Landlord as a roof deck or roof garden area. No Tenant will be permitted to place or install any object (including without limitation radio and television antennas, loudspeakers, sound amplifiers, microwave dishes, solar devices, or similar devices) on the exterior of the building or on the roof of the building.

        3. No sign, placard, picture, name, advertisement, or written notice visible from the exterior of Tenant's Premises will be inscribed, painted, affixed, or otherwise displayed by Tenant on any part of the building or the Premises without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the building on the office floors. Tenant agrees to conform to such guidelines. All approved signs or lettering on doors will be printed, painted, affixed, or inscribed at the expense of the Tenant by a person approved by Landlord. Other than draperies expressly permitted by Landlord and building standard mini-blinds, material visible from outside the building will not be permitted. In the event of the violation of this rule by Tenant, Landlord may remove the violating items without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule.

        4. No cooking will be done or permitted by any Tenant on the Premises, except in areas of the Premises which are specially constructed for cooking and except that use by the Tenant of microwave ovens and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.

        5. No Tenant will employ any person or persons other than the cleaning service of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the building for the purpose of cleaning it. No Tenant will cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness. Should Tenant's actions result in any increased expense for any required cleaning, Landlord reserves the right to assess Tenant for such expenses.

        6. The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances will be thrown in such plumbing fixtures. All damages resulting from any misuse of the fixtures will be borne by the Tenant who, or whose servants, employees, agents, visitors, or licensees, caused the same.

        7. No Tenant will in any way deface any part of the Premises or the building of which they form a part. In those portions of the Premises where carpet has been provided directly or indirectly by Landlord, Tenant will at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

        8. No Tenant will alter, change, replace, or re-key any lock or install a new lock or a knocker on any door of the Premises. Landlord, its agents, or employees will retain a pass (master) key to all door locks on the Premises. Any new door locks required by Tenant or any change in keying of existing locks will be installed or changed by Landlord following Tenant's written request to Landlord and will be at Tenant's expense. All new locks and re-keyed locks will remain operable by Landlord's pass (master) key. Landlord will furnish each Tenant, free of charge, with a reasonably appropriate number of keys to each door lock on the Premises and a reasonably appropriate number of building/area access cards. Landlord will have the right to collect a reasonable charge for additional keys and cards requested by any Tenant. Each Tenant, upon Termination of its tenancy, will deliver to Landlord all keys and access cards for the Premises and building that have been furnished to such Tenant.

        9. The elevator designated for freight by Landlord will be available for use by all Tenants in the building during, the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant's equipment, material, furniture, or other property in or out of the building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient, in Landlord's sole opinion, to cover all personal liability, theft or damage to the project, including, but not limited to floor coverings, doors, walls, elevators, stain, foliage, and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations will be conducted at such times and in such a manner as Landlord will direct, and all moving will take place during non-business hours unless Landlord agrees in writing otherwise. Tenant will be responsible for the provision of building security during all moving operations, and will be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Landlord will have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into die building. Heavy objects will, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the building by moving or maintaining such property will be repaired at the expense of Tenant. Landlord reserves the right to inspect all such property to be brought into the building and to exclude from the building all such property which violates any of these rules and regulations or the Lease of which these rules and regulations are a part. Supplies, goods, materials, packages, furniture, and all other items of every kind delivered to or taken from the Premises will be delivered or removed through the entrance and route designated by Landlord, and Landlord will not be responsible for the loss or damage of any such property unless such loss or damage results from the negligence of Landlord, its agents, or employees.

        10. No Tenant will use or keep in the Premises or the building any kerosene, gasoline, or inflammable or combustible or explosive fluid or material or chemical substance other than limited quantities of such materials or substances reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in Tenant's normal operations in the Premises. Without Landlord s prior written approval, no Tenant will use any method of heating or air conditioning other than that supplied by Landlord. No Tenant will use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises.

        11. Landlord will have the right, exercisable upon written notice and without liability to any Tenant, to change the name and street address of the building.

        12. Landlord will have the right to prohibit any advertising by Tenant mentioning the building that, in Landlord's reasonable opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

        13. Tenant will not bring any animals (except "Seeing Eye" dogs) or birds into the building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the building except in areas designated from time to time by Landlord for such purposes.

        14. All persons entering or leaving the building between the hours of 6 p.m. and 7 a.m. Monday through Friday, and at all hours on Saturdays, Sundays, and holidays will comply with such off-hour regulations as Landlord may establish and modify from time to time. Landlord reserves the right to limit reasonably or restrict access to the building during such time periods.

        15. Each Tenant will store all its trash and garbage within its Premises. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryways and elevators provided for such purposes and at such times as Landlord designates. Removal of any furniture or furnishings, large equipment, packing crates, packing materials, and boxes will be the responsibility of each Tenant and such items may not be disposed of in the building trash receptacles nor will they be removed by the building's janitorial service, except at Landlord's sole option and at the Tenant's expense.

No furniture, appliances, equipment, or flammable products of any type may be disposed of in the building trash receptacles.

        16. Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the building are prohibited, and each Tenant will cooperate to prevent the same.

        17. The requirements of the Tenants will be attended to only upon application by written, personal, or telephone notice at the office of the building. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

        18. A directory of the building, will be provided for the display of the name and location of Tenants only and such reasonable number of the principal officers and employees of Tenants as Landlord in its sole discretion approves, but Landlord will not in any event be obligated to furnish more than one (1) directory strip for each 2,500 square feet of rentable area. in the Premises. Any additional name(s) that Tenant desires to place in such directory must first be approved by Landlord, and if so approved, Tenant will pay to Landlord a charge, set by Landlord, for each such additional name. All entries on the building directory display will conform to standards and style set by Landlord in its sole discretion. Space on any exterior signage will be provided in Landlord's sole discretion. No Tenant will have any right to the use of any exterior sign.

        19. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus, and utilities are shut off before Tenant or Tenant's employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant will make good all injuries sustained by other Tenants or occupants of the building or Landlord. On multiple-tenancy floors, all Tenants will keep the doors to the building corridors closed at all times except for ingress and egress.

        20. Tenant will not conduct itself in any manner that is inconsistent with the character of the building as a first quality building or that will impair the comfort and convenience of other Tenants in the building.

        21. Neither Landlord nor any operator of the parking areas within the project, as the same are designated and modified by Landlord, in its sole discretion, from time to time (the "parking areas") will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the parking areas, resulting from fire, theft, vandalism, accident, conduct of other users of the parking areas and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (a) Landlord will not be obligated to provide any traffic control, security protection or operator for the parking areas; (b) Tenant uses the parking areas at its own risk; and (c) Landlord will not be liable for personal injury or death, or theft, loss of, or damage to property. Tenant waives and releases Landlord from any and all liability arising out of the use of the parking areas by Tenant, its employees, agents, invitees, and visitors, whether brought by any of such persons or any other person.

        22. Tenant (including Tenant's employees, agents, invitees, and visitors) will use the parking spaces solely for the purpose of parking passenger model cars, small vans, and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the parking areas. The parking areas may be used by Tenant, its agents, or employees, for occasional overnight parking of vehicles. Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking spaces are at any time used (a) for any purpose other than parking as provided above; (b) in any way or manner reasonably objectionable to Landlord; or (c) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an event of default under the Lease.

        23. Tenant's right to use the parking areas will be in common with other Tenants of the project and with other parties permitted by Landlord to use the parking areas. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by. persons selected by Landlord, provided that Tenant's rights under the Lease are preserved. Landlord will not be liable to Tenant for any unavailability of Tenant's designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

        24. If the parking areas are damaged or destroyed, or if the use of the parking areas is limited or prohibited by any governmental authority, or the use. or operation of the parking areas is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord's control, Tenant's inability to use the parking spaces will not subject Landlord or any operator of the parking areas to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect.

        25. Tenant has no right to assign or sublicense any of its rights in the parking spaces, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the parking spaces among its employees.

        26. Tenant may not repair (except for emergency repairs necessary for removal of the vehicle), wash or detail automobiles in the parking garage, in uncovered parking spaces.

        27. No act or thing done or omitted to be done by Landlord or Landlord's agent during the Term of the Lease in connection with the enforcement of these rules and regulations will constitute an eviction by Landlord of any Tenant nor will it be deemed an acceptance of surrender of the Premises by any Tenant, and no agreement to accept such Termination or surrender will be valid unless in a writing signed by Landlord. The delivery of keys to any employee or agent of Landlord will not operate as a Termination of the Lease or a surrender of the Premises unless such delivery of keys is done in connection with a written instrument executed by Landlord approving the Termination or surrender.

        28. In these rules and regulations, Tenant includes tile employees, agents, invitees, and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

        29. Landlord may waive any one or more of these rules and regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord will be construed as a waiver of such rules and regulations in favor of any other Tenant or Tenants, nor prevent Landlord from enforcing any such rules and regulations against any or all of the Tenants of the building after such waiver.

        30. These rules and regulations are in addition to, and will not be construed to modify or amend, in whole or in part, the Terms, covenants, agreements, and conditions of the Lease.

                                    EXHIBIT D

                                   WORKLETTER

Landlord will provide $10.00 per usable square foot ($173,400) for Tenant's interior improvements to all leased spaces. Such build-out shall include all hard and soft costs actually incurred by Tenant in constructing the interior improvements including, but not limited to, labor, materials, architectural fee and permits. Tenant agrees to use Landlord's architect provided its fees are competitive with other architects in the marketplace. Landlord will engage and pay contractor up to the Tenant improvement allowance. In the event the total costs exceed the Tenant improvement allowance, Tenant shall pay to Landlord the amount exceeding the Tenant improvement allowance upon completion of the Tenant improvements.

Within twenty (20) days from the full execution of the Lease, Tenant shall provide Landlord with preliminary floor plans showing the improvements contemplated for Suite 240. Within sixty (60) days of full execution of the Lease, Tenant shall provide Landlord with preliminary floor plans for the balance of the space; Suites 144, 131, and 130.

Prior to submitting final working, drawings to the City of San Mateo for a building permit, Tenant will submit the drawings to Landlord. After reviewing the drawings, Landlord will present a preliminary budget to Tenant. If Tenant deems the budget number unacceptable, Tenant may alter the scope of the planned work or may request that Landlord put the planned work out to bid. If requested, Landlord will then solicit bids from at least three (33) contractors to perform the Tenant improvement work. Tenant shall then choose the contractor to perform such work. Any changes or modifications to the plans that affect the cost must be approved by the parties in writing (specifying the changes and cost implications) in advance of such work being implemented.

Upon material completion of the work set forth above for each of the suites, the parties shall walk through the area to confirm the work has been completed as set forth in the plan(s). If the work is deemed to be materially complete by the parties, they shall execute a commencement letter that shall serve as the effective date for calculating the rent. In addition, any non-material items shall be set forth in a punch list determined by Tenant within thirty (30) days after the commencement letter has been executed by Landlord and Tenant. Landlord shall complete the punch list as soon as commercially reasonable; however, in no event later than sixty (60) days after the commencement letter's full execution.

                                    EXHIBIT E

                     CALIFORNIA CASUALTY INDEMNITY EXCHANGE

                   2000 BUILDING 1997 OPERATING EXPENSE BUDGET


                                                                   TOTAL
        Electricity                                             $432,000
        Gas                                                       38,400
        Water                                                      6,000
        Janitorial Services                                      132,000
        Maintenance Others                                             0
        Supplies                                                  38,532
        HVAC Repair                                               69,600
        Electrical Repair                                          6,000
        Plumbing Repair                                            3,252
        Elevator Repair & Maintenance                              9,600
        Roof Repair & Maintenance                                 11,500
        Parking Lot Repair & Maintenance                          20,930
        Misc. Repair & Maintenance                                47,880
        Consulting Fees                                           11,000
        Other Admin. Costs                                       172,812
        Insurance                                                144,000
        Landscape Services                                        39,600
        Trash Removal                                             22,800
        Security                                                 192,000
        Window Cleaning                                            6,000
        Misc. Services (Contingency)                               3,936
                                                              ----------
                                                              $1,407,842
                                                               / 134,761
                                                              ----------
                                                              $10.45 psf

                         FIRST AMENDMENT TO OFFICE LEASE

        This First Amendment to Office Lease (the "Amendment"), effective March 20, 1997, is entered into by and between California Casualty Indemnity Exchange ("Landlord"), and Eloquent, Inc. ("Tenant").

                                    RECITALS

        a. Tenant has leased 17,340 useable square feet or 19942 rentable square feet of office space from Landlord in the building commonly known as 2000 Alameda de las Pulgas, San Mateo, San Mateo County, California (the "Building"), pursuant to a written lease dated November 19, 1996 (the "Lease"); and

        b. Because of delays in occupancy related to the completion of the tenant improvements, Tenant and Landlord mutually desire to amend the Lease to conform the Lease provisions with the planned completion of the tenant improvements.

        THEREFORE, in consideration of the mutual promises, agreements, covenants, and undertakings set forth below, the parties hereby agree as follows:

                                    AGREEMENT

        1. COMMENCEMENT DATE

        The Commencement Date as described in Section 1.1(g) of the Lease is amended to June 9, 1997 which will also be deemed as the completion date for the tenant improvements regardless of the actual completion date.

        2. EXPIRATION DATE

        The Expiration Date as described in Section 1.1(h) shall be amended to May 31, 2002.

        3. PREPAID RENT

        Section 1.1 (w) describes prepaid rent in the amount of $123,640.40 which shall be applied to the rent due for the months of April and May of 2002. Landlord has also received $15,402.75 which will be applied against the rent for the partial month of June and a portion of the rent due for July of 1997. Receipt of said prepaid rent has been acknowledged by tile Landlord.

        4. TENANT IMPROVEMENTS

        Landlord will provide Tenant with a tenant improvement allowance of $12.00 per useable square foot for Tenant's improvements to all interior spaces. This new tenant allowance will replace the amount of the allowance contained in
Section 1.1(aa).

        5. MONTHLY RENT

        Section 1.1(j) shall be replace in its entirety with the following:


MONTHS                         RATE/SQ. FT. /MONTH
1-12                           $2.79 Fully Serviced
13-24                          $2.87 Fully Serviced
25-36                          $2.96 Fully Serviced
37-48                          $3.05 Fully Serviced
49-60                          $3.14 Fully Serviced


        6. LANDLORD MANAGEMENT OF TENANT IMPROVEMENTS

        Landlord shall enter into a construction contract with a contractor for the purpose of completing the tenant improvements. Tenant shall compensate Landlord for the effort and risk assumed by the Landlord in the amount of $6,146 for these services. This fee shall be payable on the Commencement Date of the Lease.

        7. LEGAL EFFECT

        Except as amended by this Amendment, the Lease is unchanged and, as so amended, the Lease shall remain in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Second Amendment to Office Lease.

                      Tenant:  Eloquent, Inc.

Dated:                /s/ BRUCE A. FORGRIEVE
     --------         -------------------------------
                      By:    Bruce A. Forgrieve,
                      Its:   Vice President of Operations and Finance

                      LANDLORD:  CALIFORNIA CASUALTY INDEMNITY
                      Exchange, a California reciprocal inter-insurance exchange

                      By:    CALIFORNIA CASUALTY MANAGEMENT COMPANY
                      Its:   Attorney-in-Fact and Manager

Date: May 7, 1997     /s/ RICHARD P. MULLER
      -----------     -------------------------------
                      By:    Richard P. Muller
                      Its:   Assistant Vice President and Real Estate
                             Manager

                        SECOND AMENDMENT TO OFFICE LEASE

        THIS SECOND AMENDMENT TO OFFICE LEASE (the "Amendment"), effective June 1, 1997, is entered into by and between CALIFORNIA CASUALTY INDEMNITY EXCHANGE ("Landlord"), and ELOQUENT, INC. ("Tenant").

                                    RECITALS

        a. Tenant has leased 17,340 useable square feet or 19942 rentable square feet of office space from Landlord in the building commonly known as 2000 Alameda de las Pulgas, San Mateo, San Mateo County, California (the "Building"), pursuant to a written lease dated November 19, 1996 and amended by the First Amendment to Office Lease effective March 20, 1997 (collectively the "Lease"); and

        b. Because of delays caused by Tenant resolving issues related to its occupancy of Suite 130 and 131, Tenants requests and Landlord agrees to amend the Lease to conform the Lease provisions with the planned completion of the Suites 130 and 131 tenant improvements.

        THEREFORE, in consideration of the mutual promises, agreements, covenants, and undertakings set forth below, the parties hereby agree as follows:

                                    AGREEMENT

        1. COMMENCEMENT DATE

        The Commencement Date as described in Section 1.l(g) of the Lease is amended to July 1, 1997 for Suites 130 and 131 which will also be deemed as the completion date for the tenant improvements regardless of the actual completion date. The Commencement Date for Suites 144 and 240 will remain as June 9, 1997.

        2. EXPIRATION DATE

        The Expiration Date as described in Section 1.1(h) shall remain as May 31, 2002 for the entire Premises.

        3. LEGAL EFFECT

        Except as amended by this Amendment, the Lease is unchanged and, as so amended, the Lease shall remain in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Second Amendment to Office Lease.

                       Tenant:  Eloquent, Inc.

Date:  June 24, 1997   /s/ BRUCE A. FORGRIEVE
       -------------   --------------------------------------------------
                       By:    Bruce A. Forgrieve,
                       Its:   Vice President of Operations and Finance

                       Landlord:  California Casualty Indemnity
                       Exchange, a California reciprocal interinsurance exchange

                       By:    California Casualty Management Company
                       Its:   Attorney-in-Fact and Manager

Date:  June 13, 1997   /s/ RICHARD P. MULLER
       -------------   --------------------------------------------------
                       By:    Richard P. Muller
                       Its:   Assistant Vice President and Real Estate
                              Manager

                                   EXHIBIT A.1

                             [Suite 240 Floor Plan]

                                   EXHIBIT A.2

                             [Suite 144 Floor Plan]

                                   EXHIBIT A.3

                             [Suite 131 Floor Plan]

                                   EXHIBIT A.4

                             [Suite 130 Floor Plan]

                                    EXHIBIT B

                                      [Map]

                        THIRD AMENDMENT TO OFFICE LEASE

     This Third Amendment to Office Lease (the "Amendment"), effective February 1, 1998 (the "Effective Date"), is entered into by and between California Casualty Indemnity Exchange (the "Landlord"), and Eloquent, Inc. (the "Tenant").

                                    RECITALS

     a. Tenant has leased 17,340 useable square feet or 19,942 rentable square feet of office space from Landlord in the building commonly known as 2000 Alameda de las Pulgas, San Mateo, San Mateo County, California (the
"Building"), pursuant to a written office lease dated November 19, 1996 and amended by the First Amendment to Office Lease effective March 20, 1997 and Second Amendment to Office Lease effective June 1, 1997 (collectively the "Lease"); and

     b. To accommodate the request of Tenant to create an extended payment method to satisfy all of Tenant's remaining unpaid Tenant Improvement obligations under the Lease, Landlord is willing to enter into this payment arrangement.

     Therefore, in consideration of the mutual promises, agreements, covenants, and undertakings set forth below, the parties hereby agree as follows:

                                   AGREEMENT

     1.   Monthly Rent

     The term Monthly Rent, as described in the Office Lease at Section 1.1(j), shall be amended as follows for payments beginning with March 1, 1998 and continuing through the remaining term of the Lease:

Months               Rate/Sq. Ft./Month
------              --------------------
10-12               $2.86 Fully Serviced
13-24               $2.94 Fully Serviced
25-36               $3.03 Fully Serviced
37-48               $3.12 Fully Serviced
49-60               $3.21 Fully Serviced

     2.   Additional Payment

     On or before February 15, 1998, Tenant shall pay to Landlord the sum of $46,000.000 which shall be considered as Additional Rent under the Lease.

     3. The Tenant's share of the Tenant Improvements shall be satisfied in full through the payments made under this Third Amendment to Office Lease.

     4. Landlord hereby agrees to amend Paragraph 4 of the Consent to Installation and Removal of Personal Property Agreement between California Casualty Indemnity Exchange and Lighthouse Capital Partners dated effective 12/23/97 such that Tenant may finance with Lighthouse Capital Partners the payment of $46,000 set forth in paragraph 2 of this Third Amendment to Office Lease.

     5.   Legal Effect.

     Except as amended by this Amendment, the Lease is unchanged and, as so amended, the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Third Amendment to Office Lease.


                                Tenant: Eloquent, Inc., a Delaware corporation



                                /s/ BRUCE A. FORGRIEVE
Dated: 2-6-98                   ------------------------------------------------
                                By: Bruce A. Forgrieve
                                Its: Vice President of Operations and Finance



                                Landlord: California Casualty Indemnity Exchange A California Reciprocal Inter-Insurance Exchange



Dated: 2-5-98                   By: California Casualty Management Company
                                Its: Attorney in Fact and Manager



                                /s/ RICHARD P. MULLER
                                ------------------------------------------------
                                By: Richard P. Muller
                                Its: Assistant Vice President
                                      and Real Estate Manager


                                       2